                                   [WTD Logo]



                              WTD INDUSTRIES, INC.
                            Lincoln Tower, Suite 900
                           10260 S.W. Greenburg Road
                             Portland, Oregon 97223
                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          to be held October 21, 1996
                                   ----------


To Our Shareholders:

     WTD Industries, Inc. (the "Company") will hold its Annual Meeting of Shareholders at 10:00 a.m. local time on Monday, October 21, 1996 at the Tigard Courtyard by Marriott, 15686 S.W. Sequoia Parkway, Tigard, Oregon, for the following purposes:

     1.       To elect four (4) directors to the Company's Board of Directors.

     2. To ratify the appointment of Moss Adams LLP as the Company's independent auditors for the fiscal year ending April 30, 1997.

     3.       To Approve the 1996 Stock Option Plan.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The nominees for election as directors are named in the enclosed Proxy Statement.

     The Board of Directors has fixed the close of business on September 16, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     Whether you expect to attend the annual meeting or not, your vote is important. Accordingly, we ask that you sign and date the enclosed proxy card and return it in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may revoke your proxy at that time.



                                                              Very truly yours,



                                                              Robert J. Riecke
                                                              Secretary


Portland, Oregon
September 6, 1996
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                              WTD INDUSTRIES, INC.
                            Lincoln Tower, Suite 900
                           10260 S.W. Greenburg Road
                             Portland, Oregon 97223
                                   ----------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          to be held October 21, 1996
                                   ----------


     This Proxy Statement is furnished by the Board of Directors of WTD Industries, Inc., an Oregon corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Company's 1996 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 10:00 a.m. local time, on Monday, October 21, 1996 at Tigard Courtyard by Marriott, 15686 S.W. Sequoia Parkway, Tigard, Oregon. The mailing address of the principal executive offices of the Company is P.O. Box 5805, Portland, Oregon 97228-5805. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is September 16, 1996.

                     SOLICITATION AND REVOCABILITY OF PROXY

     The Company will bear the cost of preparing, printing and mailing this Proxy Statement and the Proxy solicited hereto. Proxies will be solicited by use of the mails. Officers and employees of the Company may also solicit proxies by telephone or personal contact, without additional remuneration. Copies of solicitation material will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

     Any person giving a proxy pursuant to this solicitation may revoke it at any time before its exercise by filing with the Company, attention Robert J. Riecke, Secretary, an instrument of revocation or a duly executed proxy bearing a later date. A shareholder may also revoke the proxy by affirmatively electing to vote in person at the meeting. However, a shareholder who attends the Annual Meeting need not revoke his proxy and vote in person unless he wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

                               QUORUM AND VOTING

     The Common Stock, no par value ("Common Stock"), is the only outstanding voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is September 16, 1996. As of the date hereof there are 11,077,074 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

     If a quorum is present, the four nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. Proposal No. 2 to ratify the appointment of Moss Adams LLP ("Moss Adams") as independent auditors for the Company will be approved if the number of votes cast in favor of the Proposal exceeds the number of votes cast against it. Proposal No. 3 to approve the 1996 Stock Option Plan will be approved if the number of votes cast in favor of the Proposal exceeds the number of votes cast against it. With respect to the election of directors, directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will affect the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect. With respect to voting on Proposals No. 2 and 3, abstention from voting or nonvoting by brokers will have no effect.

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                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

Nominees for Director

     The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

              Name                      Director Since


              Richard W. Detweiler           1995
              Bruce L. Engel                 1983
              K. Stanley Martin              1994
              Robert J. Riecke               1986

     The composition of the Board of Directors of the Company is determined by The Company's Fourth Restated Articles of Incorporation and Article XII of its Second Amended Joint Plan of Reorganization (the "Plan"). The Plan provides for seven board seats until the Company's 1997 annual meeting of shareholders. Three directors were elected at last year's annual meeting for a two year term expiring in 1997. Two of those directors, Messrs. Wright and Christie, continue to serve on the Board. The third director elected in 1995, H. Raymond Bingham, resigned for personal reasons in March 1996. There is no present plan to fill the seat vacated by Mr. Bingham, therefore there are fewer nominees than the number of directors fixed by the Plan. Proxies, however, may not be voted for a greater number of persons than the number of nominees named.

     The Board has nominated Messrs. Detweiler, Engel, Martin and Riecke for election in 1996. The elected Directors will each serve a one year term.

     In the event the Company fails to make a certain number of scheduled dividend payments or if a certain financial ratio covenant violation has occurred and is continuing on its Series A preferred stock, holders of such stock may, under the circumstances and in the manner provided in the Company's Fourth Restated Articles of Incorporation, elect a majority of the Board of Directors by replacing incumbent Board members or increasing the size of the Board.

Committees and Meetings of the Board

     The Board of Directors has standing Audit and Compensation Committees.

     The Audit Committee meets from time to time with management, internal auditors, and the Company's independent accountants to consider financial and accounting matters. The Audit Committee reviews the scope, timing, and fees for the annual audit. It also reviews policies and procedures respecting the Company's internal auditing, accounting, and financial controls. The Audit Committee met five times in fiscal 1996. Directors Detweiler, Riecke, and Wright constitute the Audit Committee.

     The Compensation Committee reviews executive compensation matters and makes recommendations to the Board. This Committee also administered the Company's 1986 Stock Option Plan. The Compensation Committee met once in fiscal 1996. The Compensation Committee consists of directors Christie and Wright.

     The Board of Directors met eight times during fiscal 1996. Each director attended all of the meetings of the Board and the committees of which he was a member.

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Board Recommendation

     Proxies will be voted for election of directors in accordance with the instructions specified in the proxy form. If no instructions are given, proxies will be voted for the election of the nominees named above. If for some unforeseen reason one or more of the nominees becomes unavailable for any reason as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the meeting or the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

     The Board of Directors recommends a vote FOR the election of all nominees.


                              INDEPENDENT AUDITORS
                                (Proposal No. 2)

     The Board of Directors will request that the shareholders ratify its selection of Moss Adams as independent auditors to examine the financial statements of the Company for the fiscal year ending April 30, 1997.

     Moss Adams has audited the Company's financial statements for the 14 years ended April 30, 1996. Representatives of Moss Adams are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

Board Recommendation

     The Board of Directors recommends a vote FOR the ratification of the selection of Moss Adams as independent auditors of the Company.


                     APPROVAL OF THE 1996 STOCK OPTION PLAN
                                (Proposal No. 3)



     The 1996 Stock Option Plan (the "1996 Plan") was adopted by the Company's Board of Directors on August 20, 1996, subject to approval by the Company's shareholders at the 1996 Annual Meeting. The 1996 Plan is the successor to the Amended and Restated 1986 Stock Option Plan (the "1986 Plan"). Upon approval by the shareholders, the 1996 Plan will supersede the 1986 Plan and no further grants will be made under the 1986 Plan, which has expired. A copy of the 1996 Plan is attached to this Proxy Statement as Appendix A. The following description of the 1996 Plan is a summary and does not purport to be fully descriptive. Reference is made to Appendix A for more detailed information.

Introduction

     The 1996 Plan generally includes provisions for the same kinds of awards that could have been made under the 1986 Plan, except that the 1986 Plan permitted the granting of both nonqualified stock options and incentive stock options, whereas the 1996 Plan is limited to the grant of nonqualified stock options. In addition, the 1986 Plan provided specific, automatic option grants to nonemployee directors. Under the 1996 Plan, option grants to nonemployee directors are solely within the discretion of the plan administrator.

     The purpose of the 1996 Plan is to enhance the long-term value of the Company by offering opportunities to those employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its subsidiaries who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

     Stock Subject to the 1996 Plan. Subject to adjustment from time to time as provided in the 1996 Plan, a maximum of 525,000 shares of Common Stock will be available for issuance under the 1996 Plan. As of August 31, 1996 options to purchase an aggregate of 731,600 shares of Common Stock were outstanding under the 1986 Plan. Options outstanding under the 1986 Plan and the 525,000 shares that will be available under the 1996 Plan, totaled approximately 11.4% of the shares of Common Stock outstanding as of August 31, 1996. Shares issued pursuant to the 1996 Plan will be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

     Subject to adjustment from time to time as provided in the 1996 Plan, not more than 50,000 shares of Common Stock, in the aggregate, may be subject to options under the 1996 Plan to any participant during any fiscal year of the Company, except that onetime grants of options for up to 100,000 shares may be made to newly hired participants. Such limitations are imposed to the extent required for compliance with certain provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which precludes the Company from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the "performance based" exemption from the $1 million limitation.

     Any shares of Common Stock that cease to be subject to the option (other than by reason of exercise), including, without limitation, in connection with the cancellation of an award and the grant of a replacement award, will be available for issuance in connection with future grants of awards under the 1996 Plan.

     Eligibility to Receive Awards. Awards may be granted under the 1996 Plan to those directors, officers and key employees of the Company and its subsidiaries as the plan administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its subsidiaries.

     Terms and Conditions of Stock Option Grants. Options granted under the 1996 Plan will be "nonqualified stock options" (that is, options that are not designed to qualify as "incentive stock options," as defined in Section 422 of the Code). The option price for each option granted under the 1996 Plan will be determined by the plan administrator, but will be not less than 85% of the Common Stock's fair market value on the date of grant. For purposes of the 1996 Plan, "fair market value" means the last reported sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day.

     The exercise price for shares purchased under options must be paid in cash or by check, or, unless the plan administrator determines otherwise, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to deliver sale proceeds to the Company, or such other consideration as the plan administrator may specify.

     The option term will be fixed by the plan administrator, but if not so specified will be ten years. Each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If not so established, the option will vest over four years from the date of grant with 20% of the shares of underlying Common Stock vesting on the six-month anniversary of the grant date and an additional 20% of the shares vesting after every successive year of the optionee's continuous employment or relationship with the Company. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, options generally will be exercisable for one year after termination of services as a result of disability or death and for one month after all other terminations. An option will not be exercisable if the optionee's services are terminated for cause, as defined in the 1996 Plan.

     Transferability. No awards granted under the 1996 Plan will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, except to the extent permitted by the plan administrator, in its sole discretion.

     Adjustment of Shares. The maximum aggregate number of and class of securities subject to the 1996 Plan, the maximum number and class of securities that may be made subject to awards to any participant, and the number and class of securities that are subject to any outstanding award and the per share price of securities (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from any split-up or consolidation of shares or any like capital adjustment or the payment of a stock dividend.

     Corporate Transaction. Immediately prior to certain mergers, consolidations, acquisitions of property or stock or similar reorganizations of the Company, any option granted under the 1996 Plan may be exercised in whole or in part whether or not the vesting requirements applicable to such options have been satisfied, except that upon certain mergers, consolidations, acquisitions of property or stock or similar reorganizations of the Company in which the shareholders may receive stock of another corporation, all options granted under the 1996 Plan will be converted into options to purchase shares of the other corporation, unless otherwise determined by the Company and the other corporation.

     Further Adjustment of Awards. Subject to certain limitations with respect to corporate transactions, the plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to awards. Such authorized action may include (but is not limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise or other modifications, and the plan administrator may take such actions with respect to all holders, certain categories of holders or only individual holders. The plan administrator may take such actions before or after granting awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

     Administration. The 1996 Plan will be administered by the Company's Board of Directors. The Board may delegate the responsibility for administering the 1996 Plan to a committee or committees consisting of two or more members of the Board of Directors, subject to such limitations as the Board deems appropriate. Committee members will serve for such term as the Board may determine, subject to removal by the Board at any time.

     Amendment and Termination. The 1996 Plan may be terminated, modified or amended by the Company's Board of Directors, subject to shareholder approval for any amendment that will increase the total number of shares of Common Stock subject to options or as otherwise required under any applicable law or regulation.

Federal Income Tax Consequences

     The federal income tax consequences to the Company and to any person granted an award under the 1996 Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options.

     On the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short term or long term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

     Special  rules apply to a director or officer  subject to  liability  under
Section 16(b) of the Exchange Act.

     The Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to the following limitations. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance based compensation is not subject to the limitation on deductibility. Options can qualify for this performance based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and approval is obtained from a committee of outside directors and the Company's shareholders. The 1996 Plan has been drafted to allow compliance with those performance based criteria, but option grants may not be made in compliance with all such requirements.

New Plan Benefits

     Since awards under the 1996 Plan will be discretionary, awards thereunder for the current fiscal year are not presently determinable. During fiscal year 1996, options to purchase an aggregate of 55,000 shares at an average exercise price of $2.05 per share were granted under the 1986 Plan to three independent nonemployee directors. No option grants were made during fiscal year 1996 to executive officers or employees.

     As of September 4, 1996, the last reported sale price per share of Common Stock on the Nasdaq National Market was $1.62.

Board Recommendation

     The Board of Directors Recommends a vote FOR approval of the 1996 Plan.


                        DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are:

        Name                   Age              Position

Scott Christie.............    47       Director
Richard W. Detweiler.......    54       Director
Bruce L. Engel.............    55       Director and President
David J. Loftus............    54       Treasurer
K. Stanley Martin..........    54       Director, Vice President-Finance and
                                             Chief Financial Officer
Robert J. Riecke...........    46       Director, Vice President-Administration,
                                             General Counsel and Secretary
John C. Stembridge.........    37       Vice President-Sales and Marketing
James R. Wilson............    46       Vice President-Timber
William H. Wright..........    61       Director

     Scott Christie has been a director of the Company since 1988. Mr. Christie is currently general partner of Christie Capital Management. Since 1987 Mr. Christie has been engaged as an investment advisor for his own account and the account of other individuals. From 1983 until 1987 Mr. Christie was senior vice president of Kidder, Peabody & Co. Incorporated, an investment banking firm. Mr. Christie headed Kidder, Peabody's underwriting team for the Company's initial public offering and 1987 debenture offering.

     Richard W. Detweiler has been a director of the Company since December 14, 1995. Since 1990 Mr. Detweiler has been chief executive officer of Precision Aerotech, a diversified manufacturing company. Mr. Detweiler has 20 years of manufacturing management experience.

     Bruce L. Engel, the Company's founder, has been president and a director of the Company since its inception. Mr. Engel, a graduate of the University of
Chicago Law School, practiced business and corporate law, including representation of clients in the wood products industry, from 1964 to 1984. Mr. Engel became engaged in sawmill operations in 1981 with the acquisition of a mill in Glide, Oregon, now owned by a subsidiary of the Company. Mr. Engel is involved in various other businesses. Mr. Engel is president and a director of Encore Group, Inc.

     David J. Loftus was appointed treasurer of the Company in October 1993 and continues to serve as vice president-finance of TreeSource, the Company's marketing subsidiary, a position he has held since May 1986. As treasurer, Mr. Loftus is primarily responsible for cash management matters and credit and banking relationships. For the eight years prior to joining TreeSource, Mr. Loftus served as the assistant treasurer for a publicly-traded company with operations in the forest products industry.

     K. Stanley Martin has served as vice president-finance of the Company since September 1983, and has been chief financial officer since April 1991. Mr. Martin has been a director of the Company since January 1994. Mr. Martin is responsible for all financial affairs of the Company. For the eleven years prior to 1983, Mr. Martin served as a financial officer for publicly-traded companies having all or a substantial portion of their operations in the forest products industry. Mr. Martin is a certified public accountant.

     Robert J. Riecke became vice president-administration of the Company in May 1989, has been general counsel of the Company since January 1987, assistant secretary from March 1983 until January 1994, and a director of the Company since March 1986. Mr. Riecke was named corporate secretary in January 1994. Mr. Riecke has primary responsibility for the Company's legal, risk management, environmental compliance, investor relations, and human resources functions. From 1976 through 1986, Mr. Riecke was in private law practice. Since 1983, Mr. Riecke has devoted much of his professional endeavors to legal matters relating to the Company and its subsidiaries. Mr. Riecke is a graduate of the University of Illinois School of Law.

     John C. Stembridge was appointed vice president-sales and marketing of the Company in February 1995. Mr. Stembridge joined TreeSource, the Company's marketing subsidiary, in 1989 and continues to serve as its vice president and general manager, a position he has held since June 1991. Mr. Stembridge has primary responsibility for managing all aspects of the Company's lumber sales and transportation. For the nine years prior to joining TreeSource, Mr. Stembridge was involved in domestic and export lumber sales, primarily with North Pacific Lumber Co.

     James R. Wilson was appointed vice president-timber of the Company in October 1993. Mr. Wilson has primary responsibility for the Company's timber supply program. Prior to his present position, Mr. Wilson served at both mill and corporate levels of WTD Industries commencing in February 1992. Prior to 1992, Mr. Wilson served as general manager of Estacada Lumber Company, a division of RSG Forest Products. From 1973 to 1984, Mr. Wilson was involved in all phases of the wood products industry with Crown Zellerbach Corporation.

     William H. Wright has been a director of the Company since April 1992. Mr. Wright has held a variety of management positions in the forest products industry since 1957. He is currently president of Heartwood Consulting Service, which advises forest products clients. From 1989 until 1994 he was president and chief executive officer of Dee Forest Products Inc., a manufacturer of hardboard and related products. From 1984 to 1989 Mr. Wright was general manager of Stevenson Co-Ply Inc., a manufacturer of veneer and plywood.

Reporting of Securities Transactions

     Under the federal securities laws, officers and directors of the Company and persons holding more than 10 percent of the Company's Common Stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company's Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to describe in this section whether, to its knowledge, any person required to file such a report may have failed to do so in a timely manner.

     Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during fiscal 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and owners of more than 10 percent of the Company's Common Stock were complied with except that Scott Christie filed his Form 4 seven days late for a transaction for 400 shares occurring in December 1995.

                             EXECUTIVE COMPENSATION
Summary Compensation Table

     The following table shows the cash and non-cash compensation paid by the Company for the last three fiscal years to the chief executive officer and the four other most highly compensated executive officers.

                                                       Annual Compensation
                                                      --------------------

Name and Principal Position                 Year       Salary       Bonus
- - ---------------------------                 ----      --------    --------

Bruce L. Engel                              1996      $300,000    $ 23,142
President                                   1995      $300,000    $ 48,200
                                            1994      $300,000    $151,936

K. Stanley Martin                           1996      $120,000    $  9,256
Vice President-Finance and                  1995      $120,000    $ 19,280
 Chief Financial Officer                    1994      $104,250    $ 51,659

Robert J. Riecke                            1996      $132,000    $ 10,183
Vice President-                             1995      $132,000    $ 21,209
 Administration, General                    1994      $132,000    $ 66,853
 Counsel and Secretary

John C. Stembridge                          1996      $100,000    $ 12,197
Vice President-Sales and                    1995      $ 86,667    $ 15,539
 Marketing                                  1994      $ 80,000    $ 45,944

James R. Wilson                             1996      $100,000    $  7,714
Vice President-Timber                       1995      $ 85,833    $ 12,853
                                            1994      $ 70,250    $ 41,245


Option Grants in Last Fiscal Year

     No executive officer named above received option grants during the fiscal year ended April 30, 1996.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
     Values

         The following table provides information on option exercises for the last fiscal year by the named executive officers and the value of such officers' unexercised options as of April 30, 1996:
                                                         Value of Unexercised
                             Number of Unexercised       In-the-Money Options
                             Options at April 30, 1996     at April 30, 1996
                             ------------------------- -------------------------
                   Shares
                  Acquired
    Name        or Exercised Exercisable Unexercisable Exercisable Unexercisable
    ----        ------------ ----------- ------------- ----------- -------------

Bruce L. Engel       --        307,200      76,800      $   --     $    --

K. Stanley Martin    --         28,000       3,800      $   --     $    --

Robert J. Riecke     --         31,200       3,800      $   --     $    --

John C. Stembridge   --          6,000       4,000      $   --     $    --

James R. Wilson      --          6,000       4,000      $   --     $    --

Benefits

     The Company maintains a Code 401(k) retirement savings plan under which employees, including executive officers, are permitted to make salary deferral contributions. Executive officers are not entitled to employer matching contributions pursuant to this plan.

Compensation of Directors

     Each of the Company's outside directors is paid an annual retainer of $15,000 for attending up to six Board meetings, plus $750 for each additional meeting attended and $225 for each telephone conference meeting attended or written consent minutes executed. Directors who are also employees of the Company do not receive additional compensation for their services as directors. Directors who were not employees of the Company each received initial option grants with respect to 35,000 shares of the Company's Common Stock and receive option grants with respect to 10,000 shares in subsequent fiscal years to a maximum aggregate of 80,000 shares. One Director received options for 35,000 shares upon his initial election to the Board in fiscal 1996 and the other outside Directors were each granted options with respect to 10,000 shares in fiscal 1996.

Executive Bonuses

     Monthly discretionary bonuses are paid to the Company's executive officers, as well as other management and administrative employees, pursuant to the Company's profit sharing bonus plan. The bonuses are based upon net pretax profits and are generally allocated according to base salary level. Bonuses paid to executive officers for services rendered to the Company during the year ended April 30, 1996 are included in the amounts shown in the "Summary Compensation Table."

Change-In-Control Arrangements

     Immediately prior to certain mergers, consolidations, acquisitions of property or stock or similar reorganizations of the Company, any option granted under the 1996 Plan may be exercised in whole or in part whether or not the vesting requirements applicable to such options have been satisfied, except that upon certain mergers, consolidations, acquisitions of property or stock or similar reorganizations of the Company in which the shareholders may receive stock of another corporation, all options granted under the 1996 Plan will be converted into options to purchase shares of the other corporation, unless otherwise determined by the Company and the other corporation.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is composed of Mr. Christie and Mr. Wright. The Compensation Committee determines compensation for executive officers, including executive officers who are directors. It also administered the Company's 1986 Stock Option Plan.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee is composed of two independent non-employee directors.

     The Compensation Committee is responsible for recommending to the full Board of Directors, for its approval, the base compensation for all executive officers. Executive officers who serve on the Company's Board of Directors do not participate in any deliberations or decisions regarding their own compensation. The Compensation Committee receives recommendations from the chief executive officer regarding appropriate levels of base compensation for the other executive officers.

     Awards to executive officers (and other employees) under the Company's 1986 Plan were made by the Compensation Committee acting as an Administrative Committee.

         The Company's executive officer compensation policies are designed to attract, motivate and retain senior management by providing an opportunity for overall competitive compensation based on an adequate base compensation amount and participation in a profit based bonus system in effect for all salaried employees of the Company.

         The profit sharing component of the overall compensation system is designed to reward all salaried employees, including executive officers, in relation to the Company's monthly performance and to encourage salaried employees at all levels of the Company to work together for the common goal of maximizing profits. Salaried employees at the WTD corporate level (including all executive officers) receive 10% of monthly consolidated pre-tax profits, allocated according to base salary level.

         It is the Company's practice to participate in and use, as a basis for comparison, an analysis of executive compensation in the Northwest prepared by the compensation consulting group of Milliman & Robertson, Inc. This analysis is useful in establishing base salary levels and monitoring overall compensation levels as compared to other publicly-traded companies of similar size. Executive officers' compensation paid during fiscal year 1996, with respect to bonus and total cash compensation, was below the median levels published in the 1995/1996 Milliman & Robertson compensation survey of all industries, and except as noted below, base salaries of executive officers were below the published median levels.

         The Company also uses long-term stock-based incentive opportunities in the form of options to purchase the Company's Common Stock. The Company's 1986 Plan provided for the grant of stock options to employees of the Company to purchase shares of the Company's Common Stock subject to minimum exercise price limitations imposed by the Company's Plan of Reorganization. Stock option awards were determined on a discretionary basis by the Compensation Committee. No stock options were awarded to executive officers during the 1996 fiscal year and the 1986 Plan has terminated. The Board adopted a new stock option plan, the 1996 Plan, on August 20, 1996. Subject to approval by shareholders, the 1996 Plan generally provides the same kinds of rewards that could have been made under the 1986 Plan.

         The  Committee  believes  that  stock-based  performance   compensation
arrangements are beneficial in aligning management's and shareholders' interests in the advancement of shareholder value.

         Although the 1996 Plan includes language to comply with Section 162(m) of the Code, it is the Company's current intention to grant awards that do not comply with the requirements of Section 162(m). The Company, however, currently does not intend to make compensation payments to executives in excess of $1,000,000.

         WTD provides the same group life and health insurance coverage to executive officers as other employees and requires all employees, including executive officers, to pay approximately 25% of health insurance premiums by payroll deduction.

         The Company allows its executive officers and all other employees to contribute a percentage of their compensation to the Company-sponsored 401(k) Retirement Savings Plan. Executive officers and other salaried employees are not generally entitled to matching contributions.

         Neither the executive officers nor other employees are covered by any other Company-sponsored retirement plans.

Chief Executive Officer Compensation

     All of the policies described above apply to Mr. Engel's compensation. No additional benefits or requirements specifically apply to the chief executive officer.

     Mr. Engel's base salary for fiscal year 1996 was $300,000. The median base salary for chief executive officers of comparably sized public companies, as published by the Milliman & Robertson compensation survey, is $285,582.

     Mr. Engel received a cash bonus of $23,142 during fiscal year 1996 under the profit sharing plan described above, reflecting profitable operations during three months of the fiscal year. Mr. Engel's bonus and total cash compensation amounts were below the published median levels; the published median levels were $171,926 and $425,882, respectively.


         Compensation Committee Members

         Scott Christie
         William H. Wright

Stock Performance Graph

     The following graph provides a comparison of the five-year cumulative total return (assuming reinvestment of dividends) for the STANDARD & POOR'S 500 INDEX, the STANDARD & POOR'S PAPER & FOREST PRODUCTS INDEX, and the Company:

     (Graph omitted.)

     The omitted graph shows the following five-year cumulative return data:

                                      Base
                                     Period      Return      Return      Return      Return      Return
Company/Index Name                 April 1991  April 1992  April 1993  April 1994  April 1995  April 1996
- - ---------------------------------  ----------  ----------  ----------  ----------  ----------  ----------
WTD Industries, Inc                   100        100.00        81.82      89.09       50.92       19.99
S&P 500 Index                         100        114.03       124.56     131.19      154.10      200.66
S&P Paper & Forest Products Index     100        126.32       129.57     130.12      156.45      175.98

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows beneficial ownership of the Company's Common Stock by (i) each director, (ii) shareholders known to the Company to beneficially own more than 5 percent of the Common Stock, (iii) executive officers named in the Summary Compensation Table, and (iv) directors and officers as a group. Except as otherwise specifically noted, each person noted below has sole investment and voting power with respect to shares indicated.

                                                Amount and Nature
 Name and Address of Beneficial Owner      of Beneficial Ownership(1)(2) Percent
- - -----------------------------------------  ----------------------------- -------

Quinault Corporation
P.O. Box C                                          1,854,600             16.7%
Aberdeen, WA 98570

                                                Amount and Nature
 Name of Directors and Executive Officers  of Beneficial Ownership(2)(3) Percent
- - -----------------------------------------  ----------------------------- -------

Scott Christie                                         65,000               .6%
Richard W. Detweiler                                    8,750               .1%
Bruce L. Engel(4)                                     660,040              5.8%
K. Stanley Martin                                      38,000               .3%
Robert J. Riecke                                       31,200               .3%
John C. Stembridge                                      9,300               .1%
James R. Wilson(5)                                      8,100               .1%
William H. Wright                                      65,000               .6%
All directors and executive officers
as a group (9 persons)                                889,390              7.7%

- - ----------

(1) As determined by reference to the beneficial owner's most recent Form 4 or 13D filing.
(2) Beneficial Ownership is calculated as of June 28, 1996 except that the holdings of Quinault Corporation were determined as of August 14, 1996.
(3) Includes shares reserved for issuance under options exercisable within 60 days of June 28, 1996 as follows: Mr. Christie 65,000; Mr. Detweiler 8,750; Mr. Engel 307,200; Mr. Martin 28,000; Mr. Riecke 31,200; Mr.
         Stembridge 8,000; Mr. Wilson 8,000; and Mr. Wright 65,000.
(4) Mr. Engel shares with his spouse Teri E. Engel voting and investment power as to 352,840 shares beneficially owned. See Note 3 above for details of individual option rights. Mr. Engel's shares are pledged to third parties in connection with certain personal obligations.
(5) Mr. Wilson shares with his spouse Christine R. Wilson voting and investment power as to 100 shares beneficially owned. See Note 3 above for details of individual option rights.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the 1996 fiscal year the Company purchased on behalf of itself and three subsidiaries operating in the area advertising and promotional services from Grays Harbor Gulls, a professional baseball team located near the Company's hardwood lumber facility. Messrs. Engel and Wilson are officers and shareholders of Grays Harbor Gulls. The total cost of the two-season advertising and promotional program is $50,000.


                            DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to above. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.


                             SHAREHOLDER PROPOSALS

     Any shareholder proposals to be considered for inclusion in proxy material for the Company's September 1997 annual meeting must be received at the principal executive offices of the Company not later than April 10, 1997.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S FISCAL YEAR ENDED APRIL 30, 1996. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, WTD INDUSTRIES, INC., P.O. BOX 5805, PORTLAND, OREGON 97228.

                                              By Order of the Board of Directors



                                              Robert J. Riecke
                                              Secretary

September 6, 1996

                                   Appendix A

                              WTD INDUSTRIES, INC.

                             1996 STOCK OPTION PLAN



                               SECTION 1. PURPOSE

         The purpose of the WTD Industries, Inc. 1996 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of WTD Industries, Inc., an Oregon corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

         For purposes of the Plan, the following terms shall be defined as set forth below:

2.1      Award

         "Award" means an award or grant of Nonqualified Stock Options made to a Participant pursuant to the Plan.

2.2      Board

         "Board" means the Board of Directors of the Company.

2.3      Cause

         "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4      Code

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5      Common Stock

         "Common Stock" means the common stock, no par value, of the Company.

2.6      Disability

         "Disability" means "disability" as that term is defined for purposes of the Company's Long Term Disability Plan or other similar successor plan applicable to salaried employees.

2.7      Exchange Act

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.8      Fair Market Value

         "Fair Market Value" shall be as established in good faith by the Plan Administrator or, if the Common Stock is listed on the Nasdaq National Market, the last reported sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

2.9      Grant Date

         "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.10     Holder

         "Holder" means the Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 8.

2.11     Nonqualified Stock Option

         "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 that does not qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.12     Option

         "Option" means the right to purchase Common Stock granted under Section 7.

2.13     Participant

         "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.14     Plan Administrator

         "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.15     Securities Act

         "Securities Act" means the Securities Act of 1933, as amended.

2.16     Subsidiary

         "Subsidiary" means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

                            SECTION 3. ADMINISTRATION

3.1      Plan Administrator

         The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator for the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2      Administration and Interpretation by the Plan Administrator

         Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan
Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

4.1      Authorized Number of Shares

         Subject to adjustment from time to time as provided in Section 9.1, a maximum of 525,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2      Limitations

         Subject to adjustment from time to time as provided in Section 9.1, not more than 50,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, except that the Plan Administrator may make additional onetime grants of up to 100,000 shares to newly hired Participants, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3      Reuse of Shares

         Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5. ELIGIBILITY

         Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                                SECTION 6. AWARDS

6.1      Form and Grant of Awards

         The  Plan  Administrator   shall  have  the  authority,   in  its  sole
discretion, to determine the Awards to be made under the Plan. Such Awards shall consist of Nonqualified Stock Options.

6.2      Acquired Company Awards

         Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

                          SECTION 7. AWARDS OF OPTIONS

7.1      Grant of Options

         The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Nonqualified Stock Options.

7.2      Option Exercise Price

         The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 85% of the Fair Market Value of the Common Stock on the Grant Date.

7.3      Term of Options

         The  term  of  each  Option  shall  be  as   established  by  the  Plan
Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4      Exercise of Options

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder's Continuous Employment or Service
     With the Company or Its Subsidiaries              Percent of Total Option
           From the Option Grant Date                   That Is Exercisable
- - ---------------------------------------------------    -----------------------
                 After 6 months                                  20%

                 After 1 year                                    40%

                 After 2 years                                   60%

                 After 3 years                                   80%

                 After 4 years                                  100%


         To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5      Payment of Exercise Price

         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator at any time determines otherwise, a combination of cash and/or check: if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, or by such other consideration as the Plan Administrator may permit.

7.6      Post-Termination Exercises

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

         In case of termination of the Holder's employment or services, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only (a) within one year if the termination of the Holder's employment or services is coincident with Disability or (b) within one month after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than death or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution, or the beneficiary designated pursuant to Section 8 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

         A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company approved leave of absence on the terms and conditions of an option shall be determined by the Plan Administrator, in its sole discretion.

                            SECTION 8. ASSIGNABILITY

         No Award granted under the Plan may be assigned, pledged or transferred by the Holder other than by will or by the laws of descent and distribution, and, during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                             SECTION 9. ADJUSTMENTS

9.1      Adjustment of Shares

         The aggregate number and class of shares for which Options may be granted under the Plan, the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, the number and class of shares covered by each outstanding Option and the exercise price per share thereof (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

9.2      Cash, Stock or Other Property for Stock

         Except as provided in Section 9.3, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any Option granted hereunder shall terminate, but the Participant shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Participant's Option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

9.3      Conversion of Options on Stock for Stock Exchange

         If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all Options granted hereunder shall be converted into options to purchase shares of Exchange Stock, unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such Options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of Section 9.2. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. In any such transaction, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger or a mere reincorporation or the creation of a holding company, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

9.4      Fractional Shares

         In the event of any adjustment in the number of shares covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

9.5      Determination of Board to Be Final

         All Section 9 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9.6      Further Adjustment of Awards

         Subject to Sections 9.2 and 9.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

9.7      Limitations

         The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                             SECTION 10. WITHHOLDING

         The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

                  SECTION 11. AMENDMENT AND TERMINATION OF PLAN

11.1     Amendment of Plan

         The Plan may be amended only by the Board as it shall deem advisable; however, to the extent required for compliance with any applicable law or regulation, shareholder approval will be required for any amendment that will
(a) increase the total number of shares as to which Options may be granted under the Plan or (b) otherwise require shareholder approval under any applicable law or regulation.

11.2     Termination of Plan

         The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date.

11.3     Consent of Holder

         The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

                               SECTION 12. GENERAL

12.1     Award Agreements

         Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

12.2     Continued Employment or Services; Rights in Awards

         None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

12.3     Registration; Certificates for Shares

         The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

         Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non issuance or sale of such shares as to which such requisite authority shall not have been obtained.

12.4     No Rights as a Shareholder

         No Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

12.5     Compliance With Laws and Regulations

         Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

12.6     No Trust or Fund

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

12.7     Severability

         If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                           SECTION 13. EFFECTIVE DATE

         The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

         Adopted by the Board on August 20, 1996 and approved by the Company's shareholders on __________, 199__.

                              WTD INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                 ANNUAL MEETING
                                OCTOBER 21, 1996


         The undersigned, revoking all prior proxies, hereby appoints Bruce L. Engel and Robert J. Riecke, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of WTD Industries, Inc. (the "Company") to be held on Monday, October 21, 1996, or at any adjournments thereof, all shares of the undersigned in the Company. The proxies are instructed to vote as indicated on the reverse hereof.

         The shares represented by this proxy will be voted in accordance with the instructions given.

         This proxy is solicited on behalf of the Company's Board of Directors. The Board of Directors recommends a vote FOR all the Nominees and FOR the Proposals.

         This proxy when properly executed will be voted as directed or, if no direction is given, the shares will be voted for the Nominees, for the Proposals, and on any other business that may properly come before the meeting or any adjournments thereof in accordance with the recommendations of management.

                   (Continued and to be signed on other side)


                              FOLD AND DETACH HERE





                              WTD INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                          TIGARD COURTYARD BY MARRIOTT
                            15686 SW SEQUOIA PARKWAY
                                 TIGARD, OREGON

                            MONDAY, OCTOBER 21, 1996
                             10:00 A.M. PACIFIC TIME

1.  ELECTION OF DIRECTORS
                 Nominees:  Richard W. Detweiler, Bruce L. Engel,
                            K. Stanley Martin, Robert J. Riecke

         FOR all the       WITHHOLD
           nominees        AUTHORITY
            listed        to vote for
          (except as     all nominees
         marked to the       listed
           contrary)

           --------         --------

(To withhold your vote for any individual nominee, strike a line through the nominee's name in the list above.)


2.  PROPOSAL TO RATIFY THE APPOINTMENT
    OF MOSS ADAMS LLP AS INDEPENDENT AUDITORS

       FOR     AGAINST    ABSTAIN

    --------   --------   --------


3.  PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN

       FOR     AGAINST    ABSTAIN

    --------   --------   --------


I PLAN TO ATTEND THE MEETING
                             --------


Please  sign  exactly  as your name  appears on this  card.  Persons  signing as
executor,  administrator,   trustee,  guardian  or  in  any  other  official  or
representative capacity should sign their full title.

Date:                             ,1996
     -----------------------------

- - ---------------------------------------
               Signature(s)

- - ---------------------------------------
Please mark, date, sign and return the proxy promptly.
- - --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                              WTD INDUSTRIES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                          TIGARD COURTYARD BY MARRIOTT
                            15686 SW SEQUOIA PARKWAY
                                 TIGARD, OREGON

                            MONDAY, OCTOBER 21, 1996
                             10:00 A.M. PACIFIC TIME


                                      -2-